                                  EXHIBIT 10.9

                              400 Technology Square
                                Building No. 565
                         Cambridge, Massachusetts 02139

                                 FIFTH AMENDMENT
                      Execution Date: As of January 1, 2005

      LANDLORD:          Technology Square Finance, LLC, a Massachusetts limited
                         liability company, successor in interest to Technology
                         Square LLC

      TENANT:            Forrester Research, Inc.

      EXISTING
      PREMISES:          Areas on Floors 2-8 of the Building, containing
                         approximately 145,551 rentable square feet of office space, substantially as shown on Lease Plan, Exhibit 2, Sheets 1 through 7, attached to the Lease; and approximately 1,846 rentable square feet of storage space on Floor 10 ("Storage Premises"), substantially as shown on Lease Plan, Exhibit A, attached to the Second Amendment, dated February 8, 2001

      LEASE
      EXECUTION
      DATE:              May 6, 1999

      TERMINATION
      DATE:              September 30, 2006

      PREVIOUS
      LEASE
      AMENDMENTS:        First Amendment dated as of September 9, 1999 Second
                         Amendment dated February 8, 2001 Third Amendment to
                         Lease dated December 13, 2002 Fourth Amendment to Lease dated December 22, 2003

      EXTENDED
      TERMINATION
      DATE:              September 30, 2011

      DELETED
      PREMISES:          Floor 8, containing 20,793 rentable square feet

      REMAINDER
      PREMISES:          The Existing Premises, less the Deleted Premises,
                         containing 124,758 rentable square feet, as shown on Lease Plan, Exhibit 2, Sheets 1 through 6, attached to the Lease; and the Storage Premises

      WHEREAS, Tenant desires to extend the term of the lease for an additional term;

      WHEREAS, Landlord is willing to extend the term of the lease for an additional term upon the terms and conditions hereinafter set forth;

      NOW THEREFORE, the parties hereby agree that the above-referenced lease, as previously amended (the "Lease"), is hereby further amended as follows:

      1. TERMINATION OF LEASE IN RESPECT OF DELETED PREMISES

      The term of the Lease in respect of the Deleted Premises is hereby terminated effective as of December 31, 2004 ("Deleted Premises Termination Date"). The parties hereby acknowledge that Tenant has vacated the Deleted Premises and has delivered the Deleted Premises to Landlord in the condition in which Tenant is required, pursuant to the Lease (including, without limitation, Article 22 thereof) to deliver the Premises at the expiration or prior termination of the term of the Lease. Novartis Institute for Biomedical Research, Inc. ("Novartis") currently occupies the Deleted Premises under and pursuant to a certain Sublease from Tenant dated as of November 22, 2002 (the "Sublease"). Landlord hereby represents and warrants to Tenant that Landlord has entered into a direct lease of the Deleted Premises to Novartis. Accordingly, this Amendment is entered into in anticipation of Novartis and Tenant entering into an agreement in form and substance satisfactory to Tenant simultaneously with the execution and delivery of this Amendment by which the Sublease is terminated as of the Deleted Premises Termination Date with the same effect as if the Deleted Premises Termination Date were the Expiration Date thereunder.

      From and after January 1, 2005, any reference in the Lease to the "Premises" shall refer to the Remainder Premises described above.

      2. EXTENSION OF TERM OF LEASE IN RESPECT OF REMAINDER PREMISES

      The term of the Lease is hereby extended for an additional term ("Additional Term") commencing as of October 1, 2006, and terminating as of September 30, 2011 ("Extended Termination Date "). Any reference in the Lease or this Amendment to the initial term of the Lease shall refer to such term as extended for the Additional Term. Said Additional Term shall be upon all of the same terms and conditions of the Lease in effect immediately preceding the commencement of such Additional Term (including, without limitation, Tenant's obligation to pay for electricity, pursuant to Article 8.1 of the Lease), except as follows:

      A. The Yearly Rent during the Additional Term shall be as follows:

    Time Period       Yearly Rent      Yearly Rent per Square Foot      Monthly Payment
-------------------  -------------     ---------------------------      ---------------
October 1, 2006 -    $-0-                         $-0-                    $-0-
November 30, 2006:
December 1, 2006 -   $3,617,982.00                $29.00                  $301,498.50
December 31, 2007:
January 1, 2008 -    $3,805,119.00                $30.50                  $317,093.25
December 31, 2009:
January 1, 2010 -    $3,929,877.00                $31.50                  $327,489.75
September 30, 2011:

      B. The Yearly Rent in respect of the Second Amendment Storage Premises during the Additional Term shall be Thirty-Six Thousand Nine Hundred Twenty and 04/10 ($36,920.04) per annum (i.e., a monthly payment of $3,076.67).

      C. The Building Operating Cost Base during the Additional Term shall be the Building Operating Costs for calendar year 2005, adjusted to reflect 95% occupancy for a full Operating Year. The words "adjusted to reflect 95% occupancy for a full Operating Year," shall mean for the Base Year (calendar year 2005) that if the average annual occupancy of the Building for such Operating Year was not at least 95%, Building Operating Costs for such Operating Year (i.e., the Base Year) shall be "grossed up" in accordance with industry standards and generally accepted accounting principles, consistently applied, to what they would have been had the average annual occupancy of the Building been 95% for such Operating Year. The words "adjusted to reflect 95% occupancy for a full Operating Year," wherever they appear elsewhere in this Fifth Amendment or elsewhere in the Lease shall mean, as to any Operating Year other than the Base Year, that if the average annual occupancy of the Building for such Operating Year was not at least as high as during the Base Year, Building Operating Costs for such Operating Year (i.e., each calendar year after the Base Year) shall be so adjusted to what they would have been had the average annual occupancy of the Building for such year been the higher of 95% or such average annual occupancy during the Base Year. Such "gross-up" adjustments shall be made by increasing those costs includable in Building Operating Costs which, according to industry practice but depending on the specific situation of the Building, will vary based upon the level of occupancy at the Building.

      D. The Complex Operating Cost Base during the Additional Term shall be the Complex Operating Costs for calendar year 2005, adjusted to reflect 95% occupancy for a full Operating Year.

      E. The Building Tax Base during the Additional Term shall be the actual amount of Building Taxes for fiscal/tax year 2005 (i.e., July 1, 2004 - June 30,
2005).

      F. Tenant's Building Operating Cost Percentage during the Additional Term shall be 64.05% (i.e., 124,758 square feet divided by the Total Rentable Area of the Building, which is 194,776 square feet).

      G. Tenant's Complex Operating Costs Percentage during the Additional Term shall be 10.98% (i.e., 124,758 square feet divided by the Total Rentable Area of the Complex, which is 1,136,734 square feet).

      H. Tenant's Building Tax Percentage during the Additional Term shall be 64.05% (i.e., 124,758 square feet divided by the Total Rentable Area of the Building, which is 194,776 square feet).

      I. In the event that any of the provisions of the Lease are inconsistent with this Amendment or the state of facts contemplated hereby, the provisions of this Amendment shall control.

      J. Landlord and Tenant shall, promptly after the Building Operating Cost Base and the Complex Operating Cost Base have been determined for calendar year 2005, without waiver by Tenant of any audit rights applicable thereto, cooperate to prepare a replacement Exhibit 16A to the Fourth Amendment to Lease, to be used thereafter in implementing Article 9.1(b) as amended by said Fourth Amendment. The replacement Exhibit 16A shall merely document the amounts of the line item costs included in the Building Operating Cost Base and the Complex Operating Cost Base and shall not, except as Landlord and Tenant may otherwise agree in writing, add or delete any line items of cost or otherwise change the method by which Building Operating Costs or Complex Operating Costs are determined. The reference in said Article 9.1(b) to "2003" shall thereafter be deemed to be to "2005."

      K. Landlord represents and warrants that the Total Rentable Area of the Premises, the Building and the Complex as stated in this Fifth Amendment have been determined in accordance with Exhibit 11 (Measurement Standards) attached to the Lease, except only that laboratory exhaust shaft areas have been included in determining the usable area of tenant premises and mechanical rooms and penthouse areas have been included as part of each building's common area, which exceptions do not affect the calculation of the Total Rentable Area of the Premises or the Building, but only that of certain other laboratory buildings in the Complex, resulting in a larger Total Rentable Area for the Complex than would otherwise obtain through the application of Exhibit 11.

      3. REVISED YEARLY RENT, BUILDING OPERATING COST BASE, COMPLEX OPERATING COST BASE AND BUILDING TAX BASE FOR THE REMAINDER OF ORIGINAL TERM

      In consideration of Tenant agreeing to an early extension of the term of the Lease, commencing as of January 1, 2005, and ending as of September 30, 2006, the schedule of Yearly Rent, as set forth in Exhibit 1 to the Lease, shall be revised as follows:

      A. Commencing as of January 1, 2005, and ending as of September 30, 2006, Yearly Rent shall be revised as follows:

                                             Yearly Rent per
    Time Period           Yearly Rent          Square Foot      Monthly Payment
-------------------      -------------       ---------------    ---------------
January 1, 2005 -
September 30, 2006:      $3,617,982.00          $29.00            $301,498.50

      Yearly Rent for the period commencing as of January 1, 2005, and expiring as of September 30, 2006, is based on 124,758 rentable square feet of the Premises only, the parties hereby acknowledging that Tenant has no obligation to pay Yearly Rent in respect of 20,793 rentable square feet on floor 8 of the Building.

      B. Commencing as of January 1, 2005, and ending as of September 30, 2006, the Building Operating Cost Base shall be the Building Operating Costs for calendar year 2005, adjusted to reflect 95% occupancy for a full Operating Year.

      C. Commencing as of January 1, 2005, and ending as of September 30, 2006, the Complex Operating Cost Base shall be the Complex Operating Costs for calendar year 2005, adjusted to reflect 95% occupancy for a full Operating Year.

      D. Commencing as of January 1, 2005, and ending as of September 30, 2006, the Building Tax Base shall be the actual amount of Building Taxes for fiscal/tax year 2005 (i.e., July 1, 2004 - June 30, 2005).

      E. Commencing as of January 1, 2005, and ending as of September 30, 2006, Tenant's Building Operating Cost Percentage shall be 64.05% (i.e., 124,758 square feet divided by the Total Rentable Area of the Building, which is 194,776 square feet).

      F. Commencing as of January 1, 2005, and ending as of September 30, 2006, Tenant's Complex Operating Costs Percentage shall be 10.98% (i.e., 124,758 square feet divided by the Total Rentable Area of the Complex, which is 1,136,734 square feet).

      G. Commencing as of January 1, 2005, and ending as of September 30, 2006, Tenant's Building Tax Percentage shall be 64.05% (i.e., 124,758 square feet divided by the Total Rentable Area of the Building, which is 194,776 square feet).

      4. LANDLORD'S CONTRIBUTION

      A. Landlord shall, in the manner hereinafter set forth, contribute up to Six Hundred Twenty-Three Thousand Seven Hundred Ninety and 00/100 ($623,790.00) Dollars (i.e., $5.00 per rentable square foot of floor area in the Remainder Premises) ("Landlord's Contribution") towards the cost of leasehold improvements to be installed by Tenant in the Remainder Premises ("Tenant's Work"). Tenant's Work shall be performed in accordance with the Lease (including, without limitation, Articles 12 and 13 thereof).

      B. Provided that Tenant is not in default of its obligations under the Lease at the time that Tenant requests any requisition on account of Landlord's Contribution, Landlord shall pay the cost of the work shown on each requisition (as hereinafter defined) submitted by Tenant to Landlord within thirty (30) days of submission thereof by Tenant to Landlord. For the purposes hereof, a "requisition" shall mean written documentation showing in reasonable detail the costs of the improvements then installed by Tenant in the premises. Tenant shall submit requisition(s) no more often than monthly.

      C. Notwithstanding anything to the contrary herein contained:

      (i) Landlord shall have no obligation to advance funds on account of Landlord's Contribution unless and until Landlord has received the requisition in question, together with certifications from Tenant's architect, certifying that the work shown on the requisition has been performed in accordance with applicable law and in accordance with Tenant's approved plans.

      (ii) Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices provided to Landlord, Landlord shall have the right to have Landlord's Contribution paid to both Tenant and Tenant's contractor(s) and vendor(s) jointly, or directly to Tenant's contractor if Landlord has reason to believe there are or may be outstanding claims by such contractor(s) or vendor(s).

      (iii) Notwithstanding clauses (i) and (ii) above, to the extent not previously requisitioned by Tenant as aforesaid, Landlord's Contribution shall be applied towards the Yearly Rent payable for and with respect to the months of March, April, and May of 2005, until the Landlord's Contribution has been exhausted.

      D. Except for Landlord's Contribution, Tenant shall bear all other costs of Tenant's Work. Landlord shall have no liability or responsibility for any claim, injury or damage alleged to have been caused by the particular materials, whether building standard or non-building standard, selected by Tenant in connection with Tenant's Work.

      5. TENANT'S OPTION TO EXTEND THE TERM OF THE LEASE

      Tenant shall continue to have one (1) five (5) year option to extend the term of the Lease, pursuant to Paragraphs 1 and 4 of the Rider to Lease. To reflect same, Paragraph 1.A of the Rider to Lease is deleted in its entirety and the following is substituted in its place:

      "On the conditions, which conditions Landlord may waive, at its election, by written notice to Tenant at any time, that Tenant is not in default after notice thereof and the expiration of any applicable grace period(s) under
Article 21.7 without cure of its covenants and obligations under this Lease at the time of option exercise (provided, however, that Tenant may cure any such default at the time of option exercise), and that Forrester Research, Inc., an Affiliate of Tenant and/or a Permitted Tenant Successor, as such terms are defined in Article 16 of this Lease (such entities, collectively, the "Original Tenant Entities"), collectively are occupying at least 84,505 square feet of Total Rentable Area of the Premises then demised to Tenant ("Occupancy Condition"), as of the commencement of the hereinafter described additional term, Tenant shall have the option to extend the term of this Lease for one (1) additional five (5) year term, such additional term commencing as of the expiration of the initial term of this Lease. For the purposes of the preceding sentence, the Original Tenant Entities shall be deemed to be "occupying" space in the Premises if such space is subject to this Lease and has not been sublet to any entity other than the Original Tenant Entities, provided that the Original Tenant Entities actually occupy and conduct business in not less than 62,379 square feet of Total Rentable Area of the Premises. Tenant may exercise such option to extend by giving Landlord written notice on or before the date twelve (12) months prior to the expiration date of the then current term of this Lease. Upon the timely giving of such notice, the term of this Lease shall be deemed extended upon all of the terms and conditions of this Lease, except that Landlord shall have no obligation to construct or renovate the Premises and that the Yearly Rent, Operating Costs in the Base Year, and Tax Base during such additional term shall be as hereinafter set forth. If Tenant fails to give timely notice, as aforesaid, Tenant shall have no further right to extend the term of this Lease, time being of the essence of this Paragraph 1."

      The phrase "two (2) additional five (5) year terms" in Paragraph 1.D. of the Rider to Lease is deleted and the phrase "one (1) additional five (5) year term" is substituted in its place.

      6. TENANT'S RIGHT OF FIRST OFFER

      On the conditions (which conditions Landlord may waive, at its election, by written notice to Tenant at any time) that Tenant is not in default after notice thereof and expiration of any applicable grace period(s) under Article
21.7 without cure of its covenants and obligations under the Lease and that the Original Tenant Entities are meeting the Occupancy Condition, as defined in Paragraph 5 above, both at the time that Landlord is required to give Landlord's Notice, as hereinafter defined, and as of the Term Commencement Date in respect of the RFO Premises, Tenant shall have the following right to lease the RFO Premises, as hereinafter defined, when the RFO Premises become available for lease to Tenant, as hereinafter defined, all upon and subject to the terms and provisions of this Paragraph 5.

      A. Definition of RFO Premises

      "RFO Premises" shall be defined as each area above the first (1st) floor of the Building that is the subject of a lease and shall be deemed to be "available for lease to Tenant" if, during the term of the Lease, the term of the then current lease of such area (as such term may be extended or renewed pursuant to any extension or renewal option contained in such lease) has expired or been terminated. In no event shall Tenant have any rights under this Paragraph 5 on or after the date twelve (12) months prior to the expiration of the term of the Lease (i.e. Landlord shall have no obligation to give

Landlord's Notice, as hereinafter defined, to Tenant on or after the date twelve
(12) months prior to the expiration of the term of the Lease as the same may have been extended). Notwithstanding anything to the contrary in this Paragraph 6, Floor 9 of the Building shall not be deemed to be "available for lease to Tenant" if Landlord elects to extend or renew the term of the lease of Frictionless Commerce Incorporated ("Frictionless"), any affiliate of Frictionless, any successor by merger to Frictionless, or any entity that acquires substantially all of the stock or assets of Frictionless, whether or not such extension or renewal is made pursuant to any extension or renewal option contained in the existing lease with Frictionless or if Landlord elects to enter a new lease of such space with Frictionless or any of the foregoing entities, and Landlord may enter into any such transaction without giving Tenant Landlord's Notice, as hereinafter defined, and the subject premises shall not be deemed "available for lease to Tenant" until any lease to Frictionless or any of the foregoing entities expires or is terminated without extension or renewal or aforesaid.

      B. Exercise of Right to Lease RFO Premises

            Landlord shall give Tenant written notice ("Landlord's Notice") not sooner than twelve (12) months or, except in the event of an early termination of the subject lease, later than three (3) months before an RFO Premises will become available for lease to Tenant. Landlord's Notice shall set forth the exact location of the RFO Premises and Landlord's designation of the Fair Market Rental Value (as defined in Paragraph 4 of the Rider to Lease) applicable to the RFO Premises. Tenant shall have the right, exercisable upon written notice ("Tenant's Exercise Notice") given to Landlord within fourteen (14) days (or, in the event of an early termination of a lease of any RFO Premises, thirty (30)
days) after the receipt of Landlord's Notice, to lease the RFO Premises. If Tenant fails timely to give Tenant's Exercise Notice, Tenant shall have no further right to lease such RFO Premises pursuant to this Paragraph 5, provided however, that (i) Landlord shall not lease such RFO Premises to any entity (other than any of the Original Tenant Entities) at a net effective rent (i.e., taking into account rent, free rent, allowances and any other concessions or material economic differences in the transactions) to Landlord that is less than ninety percent (90%) of Landlord's designation of Fair Market Rental Value set forth in Landlord's Notice (calculated on a net effective rent basis, as aforesaid) without first giving Tenant another Landlord's Notice setting forth such lower rent, (ii) Landlord shall not lease such RFO Premises to any entity (other than any of the Original Tenant Entities) at any rent, which lease is executed more than nine (9) months after the date of the most recently delivered Landlord's Notice with respect to such RFO Premises without first giving Tenant another Landlord's Notice for and with respect to such RFO Premises (but in the event Landlord gives Tenant a second or subsequent Landlord's Notice with respect to such RFO Premises, as required by this clause (ii) within four (4) months after the expiration of such nine- month period, then, notwithstanding the foregoing, Tenant shall only have five (5) business days after receipt of such Landlord's Notice to give a Tenant's Exercise Notice with respect thereto), and (iii) Tenant shall have the right from time to time thereafter throughout the term of the Lease until Tenant's right to lease the RFO Premises has lapsed, to receive a Landlord's Notice as to any RFO Premises that subsequently becomes available for lease to Tenant upon the expiration of such nine-month period or the expiration or termination of the lease entered into for such space (as such term may be extended or renewed pursuant to any extension or renewal option contained in such lease). Upon the timely giving of Tenant's Exercise Notice, Landlord shall automatically be deemed to have leased and demised to Tenant and Tenant shall automatically be deemed to have hired and taken from Landlord, such RFO Premises, upon all of the same terms and conditions of this Lease including, without limitation, the provisions regarding Tenant's Extension Option, except as hereinafter set forth.

      C. Lease Provisions Applying to RFO Premises

            The leasing to Tenant of such RFO Premises shall be upon all of the same terms and conditions of the Lease, except as follows:

            (1) Term Commencement Date

            The Term Commencement Date in respect of such RFO Premises shall be the latest of: (x) the date the subject RFO Premises is to become available for lease to Tenant as set forth in Landlord's Notice, or (y) the date that Landlord delivers such RFO Premises to Tenant or (z) in the event of an early termination of a lease of the subject RFO Premises, thirty (30) days after the date Landlord's Notice is received by Tenant. Landlord agrees to use commercially reasonable efforts to deliver such RFO Premises to Tenant promptly after the term of the lease of the then current occupant of such area, as such term may be extended or renewed as aforesaid, has expired or been terminated, which efforts shall include, if necessary, the commencement and prosecution of a summary process action to recover possession of such space from such occupant.

            (2) Yearly Rent

            The Yearly Rent rental rate in respect of such RFO Premises shall be based upon the Fair Market Rental Value, as defined in Paragraph 4 of the Rider to Lease, of such RFO Premises as of the Term Commencement Date in respect of such RFO Premises.

            (3) Condition of RFO Premises

            Tenant shall take such RFO Premises "as-is" in its then (i.e. as of the date of premises delivery) state of construction, finish, and decoration, without any obligation on the part of Landlord to construct or prepare any RFO Premises for Tenant's occupancy.

      D. Subordinate Rights

      Except as provided in Subparagraph F below, Tenant's rights under this Paragraph 6 are subordinate to the existing rights of Novartis Institutes for BioMedical Research, Inc. ("Novartis") or any entity claiming by, through, or under Novartis under its existing leases of space in the Complex. Such existing rights are summarized on Exhibit B attached hereto.

      E. Execution of Lease Amendments

            Notwithstanding the fact that Tenant's exercise of the above-described option to lease RFO Premises shall be self-executing, as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of an RFO Premises. At the time that such Yearly Rent, Building Operating Cost Base, Complex Operating Cost Base and Tax Base are determined, the parties shall execute a written agreement confirming the same. The execution of such lease amendment shall be deemed to waive any of the conditions to Tenant's exercise of the herein option to lease the RFO Premises, unless otherwise specifically provided in such lease amendment. The failure of the parties to execute such lease amendment shall not affect the validity of any exercise of the above-described option to lease RFO Premises.

      F. Floor 8 Rights

            Notwithstanding the foregoing, Landlord agrees that (i) Tenant's rights under this Paragraph 6 with respect to Floor 8 of the Building are not and shall not be subordinate to the rights of Novartis or any other tenant or subtenant of the Building, (ii) Landlord shall give Tenant a Landlord's Notice with respect to said Floor 8 on or before August 1, 2008, but not sooner than August 1, 2007, and (iii) Landlord shall cause said Floor 8 to be available for lease to Tenant on or before October 1, 2008. Landlord shall satisfy its obligation under clause (iii) of the preceding sentence if Landlord does not grant any entity (other than Tenant or any of the Named Tenant Entities) the right to use or occupy said Floor 8 from and after October 1, 2008, except to the extent that such right is subject to Tenant's rights hereunder, and Landlord uses commercially reasonable efforts to cause the then occupant(s) of said Floor 8 to vacate same on or before October 1, 2008.

      7. INAPPLICABLE AND DELETED LEASE PROVISIONS

      A. Article 4 of the Lease, Exhibits 4 and 4A to the Lease, Paragraph 2 of the Second Amendment shall have no applicability during the Additional Term.

      B. The last sentence of Article 2.3(a) of the Lease and Paragraphs 2, 3, 6 and 8 of the Rider to Lease are hereby deleted and are of no further force or effect.

      8. BROKER

      (a) Tenant represents and warrants that it has not directly or indirectly dealt, with respect to the leasing of space in the Building with any broker or had its attention called to the premises or other space to let in the Building, etc. by anyone other than CBRE/Lynch Murphy Walsh Advisors and Richards Barry Joyce & Partners, LLC (the "Brokers"). Tenant agrees to defend, exonerate and save harmless and indemnify

Landlord and anyone claiming by, through or under Landlord against any claims for a commission arising in breach of the representation and warranty set forth in the immediately preceding sentence.

      (b) Landlord shall be solely responsible for the payment of brokerage commissions to the Brokers. Landlord represents and warrants that, in connection with the execution and delivery of this Fifth Amendment, it has not directly or indirectly dealt with any broker other than the Brokers. Landlord agrees to defend, exonerate, save harmless, and indemnify Tenant and anyone claiming by, through, or under Tenant against any claims arising in breach of the representation and warranty set forth in the immediately preceding sentence.

      9. SIGNAGE

      Tenant shall continue to have the signage rights pursuant to Exhibit 10 of the Lease; provided, however, that at such time, if any, as Forrester Research, Inc. (the "Named Tenant") shall occupy less than 84,505 square feet of space in the Building (i.e., four (4) full floors), then notwithstanding the provisions of Paragraph 4 of Exhibit 10, Tenant shall have the right to erect and maintain only one (1) Exterior Sign. In the event the Named Tenant is occupying less than 62,379 square feet, Tenant shall no longer have the right to erect and maintain any of the Exterior Signs, pursuant to said Exhibit 10 of the Lease.

      10. LANDLORD'S DEFAULT

      A. Landlord shall not be deemed to be in default of its obligations under the Lease unless Tenant has given Landlord written notice of such default, and Landlord has failed to cure said default within thirty (30) days after Landlord receives such notice or, assuming the same is susceptible of cure within a reasonable period of time, such longer period of time as Landlord may reasonably require to cure such default.

      B. Except as otherwise expressly provided in the Lease, in no event shall Tenant have the right to terminate the Lease nor, except as expressly otherwise provided in the Lease, shall Tenant's obligation to pay Yearly Rent or other charges under the Lease abate based upon any default by Landlord of its obligations under the Lease.

      11. REVISED TOTAL RENTABLE AREA OF THE COMPLEX

      Pursuant to the definition of "Complex" in Exhibit 1 to the Lease, the Total Rentable Area of the Complex may change from time to time. Therefore, the Total Square Footage of each of the buildings located within the Complex is revised and is as set forth on Exhibit A attached hereto.

      12. As hereby amended, the Lease is ratified, confirmed and approved in all respects.

      EXECUTED UNDER SEAL as of the date first above written.

LANDLORD:                                                     TENANT:
TECHNOLOGY SQUARE FINANCE, LLC               FORRESTER RESEARCH, INC.
By: Massachusetts Institute of Technology,
its manager

By: /s/_____________________                 By: /s/___________________________
Name: ______________________                         (Name) (Title)
Title: _______________________                       Hereunto Duly Authorized

Date Signed: _________________               Date Signed: _____________________

                                    EXHIBIT A

                       TOTAL RENTABLE AREA OF THE COMPLEX

                               TECHNOLOGY SQUARE
                    BUILDING AND CAMPUS TOTAL RENTABLE SPACE
                                (December 2004)

      BUILDING                 RENTABLE SQ. FT.
---------------------          ----------------
TECHNOLOGY SQUARE 100              255,441
TECHNOLOGY SQUARE 200              155,090
TECHNOLOGY SQUARE 300              175,609
TECHNOLOGY SQUARE 400              194,776
TECHNOLOGY SQUARE 500              178,664
TECHNOLOGY SQUARE 600              128,224
TECHNOLOGY SQUARE 700               48,930
                                  ---------
Total Complex Rentable Sq. Ft     1,136,734
                                  =========

                                    EXHIBIT B

                 SUMMARY OF NOVARTIS EXPANSION/EXTENSION RIGHTS

Novartis currently has a right of first offer to lease whole floors of the Building (up to a maximum of 155,000 rentable square feet in the aggregate in the Complex).